Exhibit 99.1

NEWS RELEASE

Date:                   May 4, 2017

From:                Archie M. Brown, Jr., President and Chief Executive Officer

MainSource Financial Group, Inc.  |  812-663-6734

MainSource Financial Group – NASDAQ, MSFG

Second Quarter Dividend Declared

Greensburg, Indiana; MainSource Financial Group, Inc. (NASDAQ:  MSFG); MainSource Financial Group announced today that the Board of Directors declared a second quarter common dividend of $0.17 per share at its May 3, 2017 meeting. The dividend is payable on June 15, 2017 to common shareholders of record as of June 5, 2017. The dividend represents a 6% increase to the quarterly dividend paid by the Company in the first quarter of 2017.

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $4.6 billion. The Company operates 94 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiaries, MainSource Bank, Greensburg, Indiana and The First Capital Bank of Kentucky, Louisville, Kentucky.

2105 N SR 3 Bypass, PO Box 2000, Greensburg, IN 47240  | Phone 812-663-6734  |   MainSourceBank.com